Exhibit 99.1

TRANSGENOMIC, INC. RECEIVES LETTER FROM NASDAQ CAPITAL MARKET SUSPENDING TRADE
                      ON NASDAQ EFFECTIVE FEBRUARY 22, 2007

    OMAHA, Neb., Feb. 20 /PRNewswire-FirstCall/ -- Transgenomic, Inc. (Nasdaq:
TBIO) announced that, on February 13, 2007, it received a staff determination letter from Nasdaq's Listing Qualifications Department indicating that the Company did not meet the minimum bid price requirement, which is $1.00 per share, for continued listing on the Nasdaq Capital Market ("Capital Market"). As a result, Transgenomic's common stock is subject to delisting from the Capital Market. The Company does not intend to appeal this determination. As a result, trading in Transgenomic's common stock will be suspended on the Capital Market at the opening of business on Thursday, February 22, 2007. The Company has been advised that Feltl & Company has made an application to register and quote the Company's common stock on the OTC Bulletin Board.

    The Company's President and Chief Executive Officer, Craig J. Tuttle, stated, "Although we are disappointed to leave the NASDAQ Capital Market, we are quite excited about the current direction of the company. We are implementing cost saving measures to increase shareholder value. More importantly, our expanding discoveries in mutations linked to many different cancers may be beneficial for new cancer drug targets, directing targeted drug treatment based on the causative mutation, earlier cancer detection and monitoring and even screening for the emergence of resistance. Transgenomic has long had very sensitive mutation discovery tools and we are now using them to drive the discovery of mutations strongly linked to cancer. We are submitting patent applications for these discoveries and look to begin key collaborations in the near future to validate the utility and value of these discoveries."

    About Transgenomic:  A decade of discovery 1997 - 2007

    Transgenomic is a global biotechnology company that provides unique systems, products, discovery and laboratory testing services to the academic and medical research, clinical and pharmaceutical markets for automated high sensitivity genetic variation and mutation analysis in the fields of pharmacogenomics and personalized medicine. This is accomplished through their offerings of Wave(R) DHPLC Systems, reagents, consumables and assay kits, automated cytogenetics systems and Transgenomic Discovery and CLIA Lab Services. To date there have been over 1,200 Wave systems installed in over 600 customer sites in over 35 countries and approximately 1,500 publications utilizing Transgenomic products or services. Transgenomic Discovery and Lab Services utilize their technology and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

    Transgenomic Cautionary Statements

    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic, Inc.
    -0-                             02/20/2007
    /CONTACT: Debra A. Schneider of Transgenomic Inc., +1-402-452-5400/ /Web site: http://www.transgenomic.com /
    (TBIO)